UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 14, 2014

Tower Group International, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-35834	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Bermuda Commercial Bank Building

19 Par-La-Ville Road

Hamilton, HM 11, Bermuda

(Address of principal executive office)

(441) 279-6610

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to Current Report on Form 8-K (“Amendment No. 1”) is being filed solely to amend Form 8-K of Tower Group International, Ltd. (the “Company”) furnished to the Securities and Exchange Commission on February 7, 2014 (the “Original Report”) to reflect the Company’s intent to enter into an employment agreement with William W. Fox, Jr.

Except for the foregoing, there are no other changes to the Original Report. This Amendment No. 1 continues to speak as of the date of the Original Report and the Company has not updated the disclosure in this Amendment No. 1 or Exhibit 10.1 attached hereto to speak to any later date.

Item 1.01.	Entry into a Material Definitive Agreement

On February 14, 2014, the Company entered into an Employment Agreement (the “Agreement”) with Mr. Fox, age 72, as President and Chief Executive Officer of the Company, effective as of February 14, 2014.

The description of the Agreement in this Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)

In connection with Mr. Fox’s appointment, the Company and Mr. Fox entered into the Agreement, as more particularly described in Item 1.01 of this Report, a copy of which is attached to this Report as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is furnished as part of this report:

Exhibit No.	Description of Exhibit

10.1	A copy of the Employment Agreement between Tower Group International, Ltd. and William W. Fox, Jr., effective as of February 14, 2014.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWER GROUP INTERNATIONAL, LTD.

Date: February 18, 2014	By:	/s/ Elliot S. Orol
	Name:	Elliot S. Orol
	Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

The following exhibit is furnished as part of this report:

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, dated as of February 14, 2014, by and between Tower Group International, Ltd. and William W. Fox, Jr.